Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of NewPage Corporation of our report dated July 19, 2007 except for the effect of the restatement described in Note 2 as to which dates are December 1, 2007 and April 29, 2008 relating to the financial statements of Stora Enso North America, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dayton, Ohio

May 28, 2010